PAYMENT AGREEMENT

This payment agreement (this “Agreement") is made as of July 12, 2016, by and between CBD Global, Inc., a Colorado corporation (together with its affiliates hereinafter referred to as, “CBDG”) and Marijuana Company of America Inc., a Utah corporation, (together with its affiliates hereinafter referred to as, “MCOA"). Each sometimes referred to herein singularly as a PARTY or collectively as the “PARTIES”.

WITNESSETH:

WHEREAS, CBDG is a provider of cannabinoids, raw and processed; and

WHEREAS, MCOA is a consumer goods company that specializes in developing, manufacturing, marketing and distributing cannabinoid products {“MCOA products) via direct sales and,

WHEREAS, MCOA has agreed to purchase from CBDG 375 grams of actual CBD (Cannabinoid Oil) molecule Rendered Water Soluble through DSME for $15,000 as defined by; CBDG invoice 1948, dated July 12, 2016. The water-soluble process results in 3 10% CBD powder. MCOA will receive a total of 3,750 grams of actual dry powder weight; and

NOW, THEREFGRE, in consideration of the mutual undertakings herein contained and such adequate consideration, the receipt and sufficiency of which is acknowledged, the Parties, intending to be legally bound hereto agree as follows:

1. Payment Agreement.

A. MCOA agrees to pay CBDG for invoice 19%, net 30 from date of delivery. 75% is to be paid in cash, check or wire transfer, and 25% in MCOA stock at a 50% discount to the trailing three (3) day stock price average from the invoice date: July 12, 2016; and,

B. CBDG agrees that it will accept 75% payment in cash, check or wire transfer and 25% in MCOA stock; and,

C. CBDG and MCGA agree that 75% of the $35,800 to he paid in cash, check or wire Transfer equals $1 1,250; and,

D. CBDG and MCOA agree that 25% of the $15,000 to be paid in MCOA stock equals $3,750; and,

E. CBDG and MCOA agree that the average three (3) day trailing stock price for July 8th, 11th and 12th, 2016 was $0.0067 per share; and

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F. CBDG and MCOA agree that 25% payment, or $3,750 at a 50% discount to the trailing three (3) day stock price average from the invoice date July 12, 2016 of $0.0067 equals 1,125,000 shares of MCOA stock; and

G. CBDG and MCOA agree that 1,125,000 shares will be issued to CBDG within 10 days of shipment of 375 grams of CBD Water Soluble DSME.

2. Force Majeure. In the event of an act of God such as earthquake, climactic conditions (frost or hail), or natural disasters, whereby the production or delivery is reduced or destroyed, resulting in an inability of CBDG to supply said curriculum, then CBDG shall not be liable provided, that CBDG notiﬁes MCOA in writing within 10 Business Days of CBDG learning of such event.

3. Indemnification. MCOA shall indemnify, defend and hold harmless CBDG, and its affiliates, directors, officers, shareholders, employees, and suppliers and all of their respective agents, successors and assigns and each of their shareholders, directors, officers, employees and agents, on demand, (collectively "Indemnified Parties”) from and against any and all costs, fees, penalties, damages (direct, incidental, consequential and otherwise), reasonable attorneys' fees and all other liabilities and obligations whatsoever ("Losses"), which, in whole or in part, arises from or relates to any claims.

4. Non-Disclosure. Conﬁdential Information (as defined below) shall be held by each Party in the strictest confidence and shall not, without the prior written consent of the other Party, be disclosed to any person other than as necessary to provide its services and consummation of the such transaction., such as disclosure to attorneys, accountants and potential financing providers involved in such transaction. The Parties further acknowledge that any such Confidential information as is acquired and used by a Party or its affiliates is a special, valuable and unique asset. Neither Party shall, except in connection with and as required by his performance of its duties under this Agreement, for any reason, use for its own benefit or the "beneﬁt of any person or entity with which it may be associated or disclose any such Conﬁdential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Disclosing Party. “Conﬁdential Information" as used herein, means any information received by either Party from any other person or entity which relates to the business of the CBDG or MCOA, including but not limited to, technology, business practices, trade secrets, processes, policies, procedures, techniques, technical information, financing contacts, investors, contractors, speciﬁcations, information data, the identity and special needs of customers or potential customers, databases, data, systems, methods of operation, client or customer lists, solicitation leads, marketing or advertising materials.

5. Term. This Agreement shall become effective as of the (late first written above, and apply only to CBDG Invoice 1948.

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6. Severability. if any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. The Supplier and the Raw Goods set forth in this Agreement are considered legal and in full compliance.

7. Injunctive Relief. The Parties recognize that the obligations under this Agreement are of a special, unique and extraordinary character and the Parties acknowledge the difficulty in forecasting damages arising from the breach hereof and that the non-breaching Party may be irreparably harmed thereby. Therefore, each Party agrees that a non-breaching Party shall be entitled to elect to enforce this Agreement by means of injunctive relief or an order of speciﬁc performance and that such remedy shall be available in addition to all other remedies available at law or in equity. In such action, the non-breaching Party shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

8. integration. This Agreement constitutes the final. understanding and entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Parties, relating to supply of CBDG Raw Materials, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the Parties.

9. Counterparts. This Agreement may he executed in any number of counterparts (including facsimile or scanned versions), each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, and notwithstanding that all of such parties may not have executed the same counterpart.

10. Governing Law, Jurisdiction, Venue and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of Utah, without reference to the conflicts of laws principles thereof. CBDG and MCOA irrevocably and unconditionally submit to the personal jurisdiction of such courts and agree to take any and all future action and submit to the jurisdiction of such courts. CBDG and MCOA irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against CBDG or MCOA in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall he conclusive evidence of the fact and the amount of any liability of CBDG or MCOA therein described, or by appropriate proceedings under any applicable treaty or otherwise. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR INSTRUMENT IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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11. Payment of Costs and Legal Fees Upon Breach. In the event of a breach by either Party of the terms of this Agreement, the breaching Party shall be responsible to pay all costs, fees and expenses (including reasonable attorney fees) incurred in connection with the exercise or enforcement of any of the non-breaching Party's rights, powers or remedies pursuant to this Agreement (including in ail trial, bankruptcy and appellate proceedings) regardless of whether or not suit is filed. In the event suit is filed, the breaching Party shall be required to pay the non-breaching Party’s costs and legal fees for breach if the non-breaching Party’s claim and/or claims is/are upheld by an order of a court of competent jurisdiction prior or subsequent to trial or by stipulation or other settlement document whereby the non-breaching Party prevails on any and/or all of its claims against the breaching Party.

12. No Waiver. The waiver by any Party to this Agreement of a breach of any provision of this Agreement will not operate or be consumed as a waiver of any subsequent breach by any Party. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first hereinabove written,

CBD GLOBAL, INC.

By:

Scott Holden, CEO 9-11-16

MARIJUANA COMPANY OF AMERICA, INC.

By:

Donald Steinberg, President 9-11-16

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